Exhibit 10.11



                              AMENDMENT NO. 1
                                    TO
                        HALLADOR PETROLEUM COMPANY
                   KEY EMPLOYEE BONUS COMPENSATION PLAN


     The Compensation Committee of the Board of Directors of Hallador Petroleum Company does hereby adopt the following amendments to the Hallador Petroleum Company's Key Employee Bonus Compensation Plan, effective as of November 1, 1995:

     1. Section 2.3 is hereby eliminated in its entirety and the remaining portions of Section 2 are hereby renumbered accordingly.

     2. Sections 5.2 and 5.3 are hereby eliminated in their entirety and the following substituted in lieu thereof:

          "5.2 ACCRUAL OF BONUS COMPENSATION POOL. The Bonus Compensation Pool shall accrue without interest commencing on the Effective Date. Amounts added to the Bonus Compensation Plan for any fiscal year of the Company shall be adjusted within 10 days after issuance of, and based on, the Company's audited financial statements for such year.

          5.3 PAYMENT OF AWARDS. The Company shall pay an award to a participant at the earliest to occur of the following:

               (a)  Termination of the participant;
               (b) The merger of the Company into another entity or the sale by the Company of substantially all of its assets; or
               (c) The exercise by a participant of any stock option issued by the Company which requires a payment by the participant of more than $100,000."

     3.   Section 6.2 is hereby deleted in its entirety.

     4. Attachment A is hereby amended by deleting that portion related to Walter D. Lowry and Donald E. Hockaday.


     IN WITNESS WHEREOF, the Chairman of the Compensation Committee has hereunto set his hand as of the date first above written.


                                     /s/David C. Hardie
                                        David C. Hardie